UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2011

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive	22042
Falls Church, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (703) 876-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On March 18, 2011 (the “Effective Date”), Computer Sciences Corporation entered into a Credit Agreement, dated as of such date, among CSC, the financial institutions listed therein, and Citibank, N. A. ("Citibank"), as administrative agent (the "Credit Agreement"). On the Effective Date, in connection with entering into the Credit Agreement, CSC terminated its existing Credit Agreement, dated July 12, 2007 (the "Old Credit Agreement"), with the lenders listed therein.

The Credit Agreement is a $1.5 billion, four year, unsecured revolving credit facility maturing on March 18, 2015, subject to extension as provided therein.  At CSC's option, advances made to it under the Credit Agreement will be available at the following rates:  (1) with respect to any Base Rate Advance, a rate equal to the Applicable Margin  plus the highest of (a) the Base Rate, (b) the Federal funds rate plus 0.50% and (c) one month LIBOR plus 1.00%; and (2) with respect to any Eurodollar Rate Advance, a rate equal to LIBOR plus the Applicable Margin.  The interest rates payable under Base Rate Advances will fluctuate daily, and the interest rates payable under the Eurodollar Rate Advances will be fixed for interest periods of 1, 2, 3 or 6 months.  Interest is payable quarterly on Base Rate Advances and at the end of each interest period for each Eurodollar Rate Advance, but no less frequently than quarterly.  In addition, the Credit Agreement requires CSC to pay a fee on the aggregate amount of the facility.

The Credit Agreement contains representations, warranties, and covenants customary for facilities of this type, as well as customary events of default, including a cross-default to payment defaults on principal payments aggregating $125,000,000 or to other events if the effect is to accelerate or permit acceleration of such debt.  In addition, under the Credit Agreement, CSC is required to maintain a ratio of EBITDA to interest expense no less than 3:00 to 1:00 and a ratio of total debt to EBITDA of no more than 3:00 to 1:00.

On the Effective Date, no borrowings were outstanding under either the Old Credit Agreement or the Credit Agreement. The use of proceeds from the Credit Agreement may be used for commercial paper backup, acquisitions and general corporate purposes.

 The foregoing summary of the material terms of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.  Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Credit Agreement.

Item 9.01.  Financial Statements and Exhibits

Exhibit

10.1	Credit Agreement, dated as of March 18, 2011, among CSC, the financial institutions listed therein, and Citibank, N. A., as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date: March 22, 2011	By:	/s/ Michael J. Mancuso
Michael J. Mancuso
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit

10.1                  Credit Agreement dated as of March 18, 2011, among CSC, the financial institutions listed therein, and Citibank, N. A., as administrative agent.